AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 15, 2000
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          MED-EMERG INTERNATIONAL INC.
                          ----------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                               PROVINCE OF ONTARIO
                               -------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                       N/A
                                       ---
                      (I.R.S. Employer Identification No.)

                 2550 ARGENTIA ROAD, MISSISSAUGA, ONTARIO L5N5R1
                 -----------------------------------------------
          (Address, including Zip Code, of Principal Executive Offices)

                             1997 STOCK OPTION PLAN
  MED-EMERG INTERNATIONAL INC. STOCK OPTION AGREEMENT WITH DR. RAMESH ZACHARIAS
     MED-EMERG INTERNATIONAL INC. STOCK OPTION AGREEMENT WITH CARL PAHAPILL
     ----------------------------------------------------------------------
                            (Full Title of the Plan)

                                   Copies To:



          CARL PAHAPILL                             JAY M. KAPLOWITZ, ESQ.
            PRESIDENT                           GERSTEN, SAVAGE & KAPLOWITZ, LLP
  MED-EMERG INTERNATIONAL INC.                       101 EAST 52ND STREET
       2550 ARGENTIA ROAD                          NEW YORK, NEW YORK 10022
  MISSISSAUGA, ONTARIO L5N5R1                           (212) 752-9700
         (905) 858-1368


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]



                         CALCULATION OF REGISTRATION FEE



TITLE OF SECURITIES TO     AMOUNT BEING   PROPOSED MAXIMUM     PROPOSED           AMOUNT OF
BE REGISTERED              REGISTERED     OFFERING PRICE PER   MAXIMUM            REGISTRATION
                                          SECURITY(1)          AGGREGATE          FEE
                                                               OFFERING PRICE
-------------------------  -------------- -------------------- -----------------  ---------------

COMMON STOCK, NO              710,900         $1.90                $1,350,710          $356.59
PAR VALUE PER SHARE(2)
-------------------------  -------------- -------------------- -----------------  ---------------
COMMON STOCK, NO              289,100         $3.00                $ 867,300            228.97
PAR VALUE PER SHARE(2)
-------------------------  -------------- -------------------- -----------------  ---------------
COMMON STOCK, NO              800,000         $1.50                $1,200,000           316.80
PAR VALUE PER SHARE
-------------------------  -------------- -------------------- -----------------  ---------------
TOTAL                      1,800,000                                                   $902.36
-------------------------  -------------- -------------------- -----------------  ---------------

--------------
(1) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based (a) as to the 710,900 shares of Common Stock issuable upon exercise of options granted under the registrant's 1997 Stock Option Plan, upon the average price at which such options may be exercised, (b) as to the remaining 289,100 shares reserved for issuance under the 1997 Stock Option Plan, on the last sale closing price as reported on The Nasdaq Small Cap Market on March 9, 2000 (within 5 days prior to the filing of this Registration Statement) was $3.00, (c) as to the 400,000 shares of Common Stock that may be issued to Dr. Ramesh Zacharias pursuant to the stock option agreement between Dr. Zacharias and the company at an exercise price of $1.50, And (d) as to the 400,000 shares of Common Stock that may be issued to Carl Pahapill pursuant to the stock option agreement between Mr. Pahapill and the company at an exercise price of $1.50.

(2) Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the 1997 Stock Option Plan.


                              EXPLANATORY STATEMENT

         This Registration Statement on Form S-8 registers: (a) 1,000,000 shares of Common Stock of Med-Emerg International Inc., no par value per share, for issuance upon exercise of options granted or eligible for grant under Med-Emerg International Inc.'s 1997 Stock Option Plan, (b) 400,000 shares of Common Stock of Med-Emerg International Inc., no par value per share, for issuance upon exercise of options granted to Dr. Ramesh Zacharias, the Company's Chief Executive Officer pursuant to a stock option agreement between Dr. Zacharias and the Company, and (c) 400,000 shares of Common Stock of Med-Emerg International Inc., no par value per share, for issuance upon exercise of options granted to Carl Pahapill, the Company's President, pursuant to a stock option agreement between Mr. Pahapill and the Company.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

       * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

          This registration statement on Form S-8 under the Securities Act of 1933, as amended, will be filed with the Securities and Exchange Commission for the registration of the shares of common stock offered by this prospectus. Med-Emerg International Inc. will provide without charge to each person to whom a copy of a Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this registration statement by reference, except exhibits to such documents. Requests for such information should be directed to Med-Emerg International Inc., 2550 Argentia Road, Mississauga, Ontario L5N5R1, (905) 858-1368.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents previously filed by the registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

     (1) The Company's Annual Report on Form 10K for the Year Ended December 31, 1998.

     (2)  The Company's Proxy Statement on Schedule 14A filed on July 29, 1998.

     (3) The Company's Quarterly Reports on Form 10-Q for the Quarters Ended March 31, 1999, June 30, 1999 and September 30, 1999.

          In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post- effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. All information appearing in this registration statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

          The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon the oral or written request of such person, a copy of any document incorporated in this registration statement by reference, except exhibits to such documents. Requests for such information should be directed to Med-Emerg International Inc. 2550 Argentia Road, Mississauga, Ontario, L5N5R1, (905) 858-1368.

ITEM 4.   DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS

Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 136(l) of the Business Corporations Act of Ontario (the "OBCA") provides that, except in respect of an action by or on behalf of a corporation or body corporate to procure a judgment in its favor, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if:

         (a) he acted honestly and in good faith with a view to the best interests of the corporations; and

         (b) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

         Section 136(2) of the OBCA provides that a corporation may with the approval of a court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in paragraphs (1)(a) and (b) above.

         Part VII, Section 7.02 of Med-Emerg's by-laws provides that, subject to the OBCA, Med-Emerg shall indemnify a director or officer of the company, a former director or officer of the company or a person who acts or acted at the company's requests as a director or officer of a body corporate of which the company is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the company or body corporate, if:

         (a) he acted honestly and in good faith with a view to the best interests of the company; and

         (b) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty he had reasonable grounds for believing that his conduct was lawful.

         The company shall also indemnify such persons in such other circumstances as the OBCA permits or requires. Nothing contained in said Section 7:02 shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of said Section.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.


ITEM 8.  EXHIBITS

5.1     Opinion of Gersten, Savage & Kaplowitz, LLP

10.1    1997 Stock Option Plan

10.2    Stock Option Agreement between the Company and Dr. Ramesh Zacharias

10.3    Stock Option Agreement between the Company and Carl Pahapill

23.1    Consent of Schwartz Levitsky Feldman LLP Chartered Accountants

23.2    Consent of Gersten, Savage & Kaplowitz, LLP (Included in Exhibit 5.1)


ITEM 9. UNDERTAKINGS

                  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to suit information in the registration statement,

PROVIDED, HOWEVER, that paragraphs 9(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the small business issuer pursuant to Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to any charter provision, by-law, contract, arrangement, statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of New York, New York on the 14th day of March, 2000.

                                                   MED-EMERG INTERNATIONAL INC.

                                                   By: /S/ CARL PAHAPILL
                                                   ---------------------
                                                       Carl Pahapill
                                                       President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                 TITLE                       DATE
          ---------                 -----                       ----

         /S/WILLIAM THOMSON        Chairman                     March 14, 2000
        -----------------------
         William Thomson

        /S/DR. RAMESH ZACHARIAS    Chief Executive Officer      March 14, 2000
        -----------------------    and Director
         Dr. Ramesh Zacharias

         /S/CARL PAHAPILL          President, Chief Operating
        -----------------------    Officer and Director
         Carl W. Pahapill                                       March 14, 2000

        /S/ KATHRYN GAMBLE         Vice President - Finance,
        -----------------------    Chief Financial
        Kathryn Gamble             Officer and Secretary        March 14, 2000

         /S/                       Director
        -----------------------
         Robert M. Rubin                                        March ___ , 2000

         /S/                       Director                     March ___, 2000
        -----------------------
         Jeffrey Lyons


         /S/MARTIN SCULLION        Director                     March 14, 2000
        -----------------------
         Martin Scullion


         /S/                       Director                     March ___, 2000
        -----------------------
        Camille Chebir

                                  EXHIBIT INDEX

*5.1     Opinion of Gersten, Savage & Kaplowitz, LLP

*10.1    1997 Stock Option Plan

*10.2    Stock Option Agreement between the Company and Dr. Ramesh Zacharias

*10.3    Stock Option Agreement between the Company and Carl Pahapill

*23.1    Consent of Schwartz Levitsky Feldman LLP Chartered Accountants

*23.2.   Consent of Gersten, Savage & Kaplowitz, LLP (Included in Exhibit 5.1)

----------------
* Filed herewith.